CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Western Asset Mortgage Defined Opportunity Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2015 the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer		Principal Financial Officer
Western Asset Mortgage Defined		Western Asset Mortgage Defined
Opportunity Fund Inc.		Opportunity Fund Inc.

/s/ Jane Trust		/s/ Richard F. Sennett
Jane Trust		Richard F. Sennett
Date:	February 29, 2016	Date:	February 29, 2016

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.